EXHIBIT 99.1
Javelin Pharmaceuticals’ Receives FDA PDUFA Date for Dyloject™ NDA
Filed NDA for Management of Acute Moderate-to-Severe Pain
CAMBRIDGE, Mass.—(BUSINESS WIRE)—February 17, 2010—Javelin Pharmaceuticals, Inc. (NYSE Amex: JAV), a leading developer and marketer of specialty pharmaceutical products for pain management, today announced that its New Drug Application (NDA) submitted on December 2, 2009 to the US Food and Drug Administration (FDA) for its investigational product candidate, Dyloject™ (diclofenac sodium) Injection, has received an FDA PDUFA date of October 3, 2010. This NDA review is in support of US marketing approval and registration of Dyloject for the management of acute moderate-to-severe pain in adults. If approved, Dyloject will be the first IV non-steroidal anti-inflammatory drug (NSAID) marketed in the United States as a single agent for the management of acute moderate-to-severe pain in adults since ketorolac in 1990.
Javelin’s NDA includes 16 clinical studies evaluating over 2000 subjects dosed with Dyloject. It includes over 1300 US patients in two multi-dose, multiple-day placebo-controlled Phase 3 pivotal efficacy studies and one multi-dose, multiple-day open label safety study. As previously reported, patient populations included the elderly (65 years of age and older) and patients with mild-to-moderate renal or mild hepatic insufficiency. In addition, over 400 Dyloject-treated patients received blood thinning agents during routine postoperative care. The two major efficacy trials for Dyloject achieved their primary endpoints (summary of pain intensity differences over the duration of the trial). Moreover, the NDA submission includes pharmacovigilance data on Dyloject® from the UK, where it has been marketed following its approval in the fourth quarter of 2007.
Diclofenac sodium, the active pharmaceutical ingredient in Dyloject is one of the most widely prescribed NSAIDs. Since its initial approval in the 1980s approximately 1 billion patient days of treatment with diclofenac are estimated worldwide. It is approved and marketed in a variety of forms in the US including several oral formulations, a topical gel, patch and ophthalmic drops. However, an injectable formulation is not yet available in the United States.
The Company believes there is a significant unmet medical need for nonopioid agents for the management of pain in patients with acute moderate-to-severe pain. Opioids such as morphine can cause undesirable side effects including nausea, vomiting, constipation, sedation, cognitive impairment and respiratory depression. Decreasing or eliminating the need for opioid medication may reduce many of these side effects.
PDUFA Date:
The date by which the FDA will decide upon a filing for approval.
About Dyloject:
Dyloject (diclofenac sodium) Injection has the potential to provide a novel alternative for the management of acute moderate-to-severe pain as a single agent. In clinical studies it reduced the need for morphine or other opioids by approximately 50%. It is well established that a reduction in opioid requirements by at least 30% is necessary to effect a decrease in opioid-related side effects. Combining different types of pain medicines (“multimodal analgesia”) is the most commonly advocated approach to postoperative pain management. Numerous studies of multimodal analgesia have shown that this strategy for maintaining effective pain relief while reducing opioid dose requirements often decreases the incidence of opioid related adverse events.
About Javelin
With corporate headquarters in Cambridge, MA, Javelin applies innovative proprietary technologies to develop new drugs and improved formulations of existing drugs to target unmet and underserved medical needs in the acute pain management market. The Company has one approved drug in the UK, a submitted NDA for Dyloject and two drug candidates in US Phase III clinical development. For additional information about Javelin, please visit the Company’s website at http://www.javelinpharmaceuticals.com.
Javelin Pharmaceuticals, Inc. Forward Looking Statement
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to the expected timing of results and development of our drug candidates, the proposed merger between Javelin Pharmaceuticals, Inc. and Myriad Pharmaceuticals, Inc., and potential FDA approval and commercial launch of Dyloject. These “forward-looking statements” are based on management’s current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by forward-looking statements. These risks and uncertainties include, but are not limited to: the risk that we may be unable to further identify, develop and achieve commercial success for new products and technologies; the risk that we may be unable to discover drugs that are safer and more efficacious than our competitors; the risk that we may be unable to develop and maintain manufacturing capabilities for our products; the possibility of delays in the research and development necessary to select drug development candidates and delays in clinical trials; the risk that clinical trials may not result in marketable products; the risk that we may be unable to successfully finance and secure regulatory approval of and market our drug candidates, or that clinical trials will not be completed on the timelines we have estimated; uncertainties about our ability to obtain new corporate collaborations and acquire new technologies on satisfactory terms, if at all; the development of competing products and services; the risk that we may be unable to protect our proprietary technologies; the risk of patent-infringement claims; risks of new, changing and competitive technologies and regulations in the United States and internationally; and other factors discussed under the heading “Risk Factors” contained in our Form 10-K, for the year ended December 31, 2008, which was filed with the Securities and Exchange Commission, as well as any updates to those risk factors filed from time to time in our Quarterly Reports on Form 10-Q or Current Reports on Form 8-K. All information in this press release is as of the date of the release, and Javelin Pharmaceuticals undertakes no duty to update this information unless required by law.
Important Additional Information Will Be Filed with the SEC
This press release does not constitute an offer of any securities for sale. In connection with the proposed merger between Javelin Pharmaceuticals, Inc. and Myriad Pharmaceuticals, Inc. On February 12, 2010, MPI filed with the SEC a registration statement on Form S-4 (File No. 333-164890) (the “S-4”). A preliminary joint proxy statement/prospectus of MPI and Javelin was included in the S-4 and copies of the final joint proxy statement/prospectus will be mailed to shareholders prior to special meetings of shareholders to be held to vote on the proposed merger and other proposals. Investors and security holders are urged to read the S-4 and the joint proxy statement/prospectus (including all amendments and supplements thereto) and the other relevant material because they contain important information about MPI, Javelin and the proposed transaction. The S-4, joint proxy statement/prospectus and other relevant materials, and any and all documents filed by MPI with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by MPI by directing a written request to Myriad Pharmaceuticals, Inc., 305 Chipeta Way, Salt Lake City, UT 84108, Attention: Secretary. Investor may also request free copies of the documents by directing a written request to Javelin Pharmaceuticals, Inc., 125 CambridegePark Drive, Cambridge, MA 02140, Attention: Secretary. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND THE OTHER RELEVANT MATERIALS BEFORE MAKING ANY VOTING OR

INVESTMENT DECISION WITH RESPECT TO THE PROPOSED TRANSACTIONS.
Myriad Pharmaceuticals, Javelin and their respective executive officers and directors and other persons may be deemed to be participants in the solicitation of proxies from the stockholders of Myriad Pharmaceuticals and Javelin in connection with the proposed merger. Information about the executive officers and directors of Myriad Pharmaceuticals and their ownership of Myriad Pharmaceuticals common stock is set forth in Myriad Pharmaceuticals’ annual report on Form 10-K for the year ended June 30, 2009, filed with the SEC on September 28, 2009. Information regarding Javelin’s directors and executive officers is available in its annual report on Form 10-K for the year ended December 31, 2008, filed with the SEC on March 12, 2009, and the proxy statement for Javelin’s 2009 annual meeting of stockholders, filed with the SEC on April 30, 2009. Certain directors and executive officers of Javelin may have direct or indirect interests in the merger due to securities holdings, pre-existing or future indemnification arrangements and rights to severance payments if their employment is terminated prior to or following the merger. If and to the extent that any of the Myriad Pharmaceuticals or Javelin participants will receive any additional benefits in connection with the merger, the details of those benefits will be described in the final joint proxy statement/prospectus relating to the merger. Investors and security holders may obtain additional information regarding the direct and indirect interests of Myriad Pharmaceuticals, Javelin and their respective executive officers and directors in the merger by reading the final joint proxy statement/prospectus regarding the merger

MYRX-G	JAV-G
Javelin Pharmaceuticals, Inc.
Investor Relations & Media
Rick Pierce, 617-349-4500
VP, Investor Relations
rpierce@javelinpharma.com